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EXHIBIT 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
OVERLAND DATA, INC.

        Scott McClendon and Martin D. Gray certify that:

          1.    They are the President and Secretary, respectively, of Overland Data, Inc. (the "Corporation").

          2.    The Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, including the alphabetical and numerical designations and the amendments set forth herein in full, with the omissions required by Section 910 of the California Corporations Code, are amended and restated as follows:

ARTICLE I

        The name of this corporation is Overland Data, Inc. (the "Corporation").

ARTICLE II

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

        The Corporation is authorized to issue one class of shares to be designated Common Stock ("Common Stock"). The total number of shares of Common Stock that the Corporation is authorized to issue is twenty-five million (25,000,000).

ARTICLE IV

        Section 1.    (a) The term "Beneficial Owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of the Corporation which any Major Shareholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by shareholders of the Corporation in connection with or pursuant to a tender offer made by such Major Shareholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Shareholder.

        (b)  The term "Business Combination" shall mean:

            (i)  Any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Shareholder, any Affiliate or Associate thereof, or any Person acting in concert therewith) of the Corporation or any Subsidiary with or into a Major Shareholder or of a Major Shareholder with or into the Corporation or a Subsidiary;

          (ii)  Any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including, without limitation, a mortgage, pledge or any other security device, to or with a Major

  Shareholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of the Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

          (iii)  The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Shareholder;

          (iv)  The issuance of any securities, or of any rights, warrants or options to acquire any securities, of the Corporation or a Subsidiary, eighty percent (80%) or more of which are issued to a Major Shareholder, or the acquisition by the Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder;

          (v)  Any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof; provided, however, that this Section 1(B)(5) shall not relate to any transaction of the types specified herein that has been approved by eighty percent (80%) of the Board of Directors; or

          (vi)  Any agreement, contract or other arrangement providing for any of the transactions described herein.

        (c)  The term "Major Shareholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) and any Person acting in concert therewith, is the Beneficial Owner of shares possessing ten percent (10%) or more of the voting power of the Voting Stock of the Corporation, and any Affiliate or Associate of a Major Shareholder, including a Person acting in concert therewith. The term "Major Shareholder" shall not include a Subsidiary of the Corporation.

        (d)  The term "other consideration to be received" shall include, without limitation, Voting Stock of the Corporation retained by its existing shareholders in the event of a Business Combination which is a merger or consolidation in which the Corporation is the surviving corporation.

        (e)  The term "Person" shall mean any individual, corporate, partnership or other Person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person."

        (f)    The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by the Corporation.

        (g)  The term "Substantial Part" as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Shareholder means assets having a value of more than five percent (5%) of the total consolidated assets of the Corporation as of the most recent fiscal year ending prior to the time the determination is made.

        (h)  The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

        Section 2.    Notwithstanding any other provision of these Articles of Incorporation and except as set forth in Section 3 of this Article IV, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless:

          (a)  The Business Combination was approved by the Board of Directors of the Corporation prior to the Major Shareholder involved in the Business Combination becoming such; or

          (b)  The Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by not less than eighty percent (80%) of the Board of Directors; or

          (c)  The Business Combination was approved by not less than ninety percent (90%) of the Board of Directors of the Corporation.

        Section 3.    The approval requirements of Section 2 of this Article IV shall not apply if the Business Combination is approved by the vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Voting Stock of the Corporation and all of the following conditions are satisfied:

          (a)  The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the Voting Stock of the Corporation in the Business Combination is not less than the higher of: (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Shareholder in acquiring any of the Corporation's Voting Stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Corporation's Voting Stock as the highest per share price determined in (i) above bears to the market price of the Corporation's Voting Stock immediately prior to the commencement of acquisition of the Corporation's Voting Stock by such Major Shareholder;

          (b)  The consideration to be received in such Business Combination by holders of the Voting Stock of the Corporation shall be, except to the extent that a shareholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Shareholder in acquiring his Voting Stock of the Corporation;

          (c)  After become a Major Shareholder and prior to the consummation of such Business Combination: (i) such Major Shareholder shall not have acquired any newly-issued shares of capital stock, directly or indirectly, from the Corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Shareholder or upon compliance with the provisions of this Article IV or as a result of a pro rata share dividend or share split); and (ii) such Major Shareholder shall not have received the benefits directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or a Subsidiary, or made any major changes in the Corporation's business or equity capital structure; and

          (d)  A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, and Rules promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to all shareholders of the Corporation for the purpose of soliciting shareholders' approval of such Business Combination and shall contain at the front thereof, in a prominent place: (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of the Board of Directors may choose to state; and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining shareholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Shareholder and to be selected by the Board of Directors).

        Section 4.    The affirmative vote required by this Article IV is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, these Articles of Incorporation, or any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock.

        Section 5.    Any amendment, change or repeal of this Article IV or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article IV shall require approval by at least a sixty-six and two-thirds percent (66 2/3%) vote of the Voting Stock of the Corporation.

        Section 6.    The requirement of a supermajority vote set forth in this Article IV will expire only as required by Section 710 of the California Corporations Code, as it may be amended from time to time, unless readopted in accordance therewith.

ARTICLE V

        A.    The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        B.    The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code ("Section 317")) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation or its shareholders. The Corporation is further authorized to provide insurance as set forth in Section 317, provided that, in cases where the Corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or policy must meet one of the two sets of conditions set forth in Section 317, as amended.

        C.    Any repeal or modification of the foregoing provisions of this Article V or by the shareholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such repeal or modification.

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        3.    The foregoing amendment to the Corporation's Articles of Incorporation has been approved by the Board of Directors of the Corporation.

        4.    The foregoing amendment to the Corporation's Articles of Incorporation has been approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 5,209,925 shares of Common Stock, 318,397 shares of Series A Preferred Stock, 731,429 shares of Series B Preferred Stock and 1,286,747 shares of Series C Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such vote being a majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred Stock, a majority of the outstanding shares of Series B Preferred Stock and a majority of the outstanding shares of Series C Preferred Stock. Subsequent to the shareholder vote, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were converted into Common Stock and no shares of Preferred Stock remain outstanding.

        We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this Amended and Restated Articles of Incorporation of Overland Data, Inc. are true and correct of our own knowledge.

        IN WITNESS WHEREOF, the undersigned have executed this certificate on May 20, 1997.

/s/ SCOTT MCCLENDON Scott McClendon, President
/s/ MARTIN D. GRAY Martin D. Gray, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
OVERLAND DATA, INC.

        Christopher Calisi and Vernon A. LoForti certify that:

        1.    They are the president and secretary, respectively, of Overland Data, Inc. (the "Corporation"), a California corporation.

        2.    Article I of the Articles of Incorporation of this Corporation is hereby amended to read as follows:

    The name of the corporation is Overland Storage, Inc. (the "Corporation").

        3.    The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the board of directors.

        4.    The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 10,706,966 shares of common stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare, under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment of Articles of Incorporation of Overland Data, Inc. are true and correct of our own knowledge.

        IN WITNESS WHEREOF, the undersigned have executed this certificate on June 28, 2002.

By:	/s/ CHRISTOPHER CALISI Christopher Calisi, President
By:	/s/ VERNON A. LOFORTI Vernon A. LoForti, Secretary

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  EXHIBIT 3.1
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF OVERLAND DATA, INC.
ARTICLE I
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF OVERLAND DATA, INC.